CONVEYANCE AGREEMENT



          THIS AGREEMENT dated the 1st day of July, 1994.

BETWEEN:


          N.A. DEGERSTROM, INC., a corporation having offices at the City of Spokane in the State of Washington, and a branch office in the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as the "Vendor")


                                                     OF THE FIRST PART


          - AND -


          MINERA ANDES S.A., a corporation having offices at the City of Mendoza, in the Republic of Argentina

          (hereinafter referred to as "Purchaser")


                                                    OF THE SECOND PART


          WHEREAS:

A. The Vendor has agreed to sell and convey that portion of the Assets set forth in Schedule "A" attached hereto (as defined in the Agreement) to the Purchaser and the Purchaser has agreed to purchase and receive that portion of the Assets set forth in Schedule "A" attached hereto from the Vendor;

          NOW THEREFORE for the consideration provided in the Agreement and in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

1.        Definitions

     (a) "Agreement" means the agreement entitled "Asset and Share Acquisition Agreement" made March 8, 1995 among N.A. Degerstrom, Inc., Brian Gavin, Jorge Vargas, Enrique Rufino Marzari Elizalde, Minera Andes S.A., Minera Andes Inc. and NAD (S.A.).

          In addition, the definitions provided for in the Agreement are incorporated herein by this reference.


2.        Conveyance

          The Vendor, pursuant to and for the consideration provided for in the Agreement, the receipt and sufficiency of such consideration being hereby acknowledged by the Vendor, hereby sells, assigns, transfers, conveys and sets over to the Purchaser the entire right, title, estate and interest of the Vendor in and to that portion of the Assets set forth in Schedule "A" attached hereto, to have and to hold the same absolutely, together with all benefit and advantage to be derived therefrom.


3.        Subordinate Document

          This agreement is executed and delivered by the parties hereto pursuant to and for the purposes of the provisions of the Agreement and the provisions of the Agreement shall prevail and govern in the event of a conflict between the provisions of the Agreement and this agreement.


4.        Enurement

          This agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective trustees, receivers, receiver-managers, successors and assigns.


5.        Further Assurances

          Each party hereto will, from time to time and at all times hereafter, at the request of the other party but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

          IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the date first above written.


                                        N.A. DEGERSTROM, INC.


                                        Per: /s/ NEAL A. DEGERSTROM
                                             ----------------------------------



                                        MINERA ANDES S.A.



                                        Per: /s/ JORGE VARGAS
                                             ----------------------------------